 Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(479,413)
Unrealized Gain (Loss) on Market Value of Futures	234,583
Dividend Income	1,257
Interest Income	1,516
ETF Transaction Fees	350
Total Income (Loss)	$(241,707)

Expenses
General Partner Management Fees	$8,165
Professional Fees	8,903
Brokerage Commissions	319
Non-interested Directors' Fees and Expenses	80
Prepaid Insurance Expense	136
NYMEX License Fee	164
Total Expenses	17,767
Expense Waiver	(8,328)
Net Expenses	$9,439
Net Income (Loss)	$(251,146)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$13,125,103
Additions (50,000 Shares)	463,315
Net Income (Loss)	(251,146)

Net Asset Value End of Month	$13,337,272
Net Asset Value Per Share (1,400,000 Shares)	$9.53

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612